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                                                                   EXHIBIT 10.12

                            REAGENT SUPPLY AGREEMENT


         THIS AGREEMENT (the "Reagent Supply Agreement") is made as of the 1st day of January, 2003 Agreement Effective Date") by and between SurModics, Inc., a corporation under the laws of the State of Minnesota ("Supplier") and Cordis Corporation, a corporation under the laws of the State of Florida ("Customer").

RECITALS:

         A. Supplier and Customer are parties to a certain Adjusted License Agreement ("Adjusted License Agreement"), dated January 1, 2003.

         B. Supplier has previous sold to Customer commercial quantities of a product described on Attachment A hereto ("Reagent") which has been tested and determined by Customer to meet the standards described on Attachment B hereto ("Reagent Specifications"), Reagent meeting the Reagent Specifications hereinafter referred to as the "Conforming Reagent."

         C. Customer desires Supplier to sell to it Conforming Reagent and Supplier is willing to do so upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

         1. Reagent to be Purchased. Customer agrees to purchase and pay for whatever amount of Conforming Reagent (and only Conforming Reagent) is delivered by Supplier up to the greater of the amount Customer orders and the "Aggregate Amount" as computed from time-to-time. The Aggregate Amount shall equal the sum of: (i) the amount described on Attachment C for each month (the "Monthly Target Production"); plus (ii) a reserve amount (the "Reserve Amount") which shall (at any time) equal **. Customer may prospectively amend the Monthly Target Production effective as of the first day of the fourth month following the giving of written notice of such change by Customer, which notice is duly executed by an authorized officer of Customer; provided, however, that Customer may not by such amendments increase the Monthly Target Production by more than **. Customer may request to purchase more than the Aggregate Amount as exists from time-to-time, and Supplier will make a reasonable business effort to comply with such request.

         2. Price; Payment. The purchase price of Conforming Reagent shall be as determined on Attachment C-2 hereof. The purchase price shall be paid in full within forty-five (45) days after delivery **. Delivery shall be made when Reagent is shipped F.O.B. Supplier's ** Minnesota facility addressed as Customer shall direct from time-to-time and shipped at Customer's expense via whatever common carrier Customer may



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direct from time-to-time. Title and risk of loss shall pass to Customer upon delivery to such common carrier.

         3. Conforming Reagent. The parties acknowledge that Customer will be utilizing the Reagent in a medical product, and that Customer will be responsible to the purchasers and users of such medical products for the safety and efficacy of the Reagent in such medical products. While it is the intent that Supplier will provide Reagent which meets the Reagent Specifications (and Supplier represents it will exercise reasonable commercial efforts to do so), it is acknowledged that Supplier does not so warrant and that Customer will itself inspect all Reagent delivered to it and make an independent and thorough determination as to whether the Reagent meets the Reagent Specifications. Customer agrees that it will reject any Reagent which does not meet the Reagent Specifications. The parties agree to the following protocol as respects Customer's acceptance of Reagent delivered to it:

         a. Customer agrees to exercise ** to determine whether Reagent is Conforming Reagent within thirty 30 days of delivery. If Customer has not given written notice that a particular shipment of Reagent is not Conforming Reagent within 45 days of delivery thereof, such Reagent shall be deemed to be Conforming Reagent for all purposes of this Reagent Supply Agreement.

         b. If Customer determines a quantity of Reagent is not Conforming Reagent, it shall immediately notify Supplier in writing of its determination and the particularities of non-conformance with the Reagent Specifications, and promptly, at Supplier's request, return the subject Reagent, which return shall be made F.O.B. the site to which Supplier shipped such Reagent, and which return shall be shipped via the same common carrier by which the subject Reagent was shipped to Customer.

         c. Customer and Supplier acknowledge that the production of Conforming Reagent is important to their respective businesses. Therefore, within thirty (30) calendar days after the issuance of a notice that Reagent does not conform to the Reagent Specifications, Customer agrees to have present at Supplier's production site (or at another location mutually agreed upon by the parties) at least two agents of Customer, skilled in the subject matter, to consult with Supplier's personnel with a view to promptly resolving the non-conformance. Given the importance to each party of producing Conforming Reagent, each party agrees to provide at its expense two full-time equivalent personnel at Supplier's site, dedicated solely to the remedy of any alleged non-conformance until both parties agree that such dedicated personnel are no longer required.

         d. If Supplier disagrees with Customer's determination of non-conformance with respect to any Reagent, and if the personnel described in the preceding subparagraph cannot resolve the matter within sixty (60) days of the issuance of the notice referenced in the preceding subparagraph (c), the parties agree to immediately submit the matter to mandatory, binding arbitration according to the


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                  rules set forth in the Adjusted License Agreement between the parties, executed concurrently herewith.

         e.       [intentionally omitted]

         4. Customer's Right to Produce Reagent. The parties acknowledge that Customer's obligations in the marketplace require that Customer assure to its own satisfaction a supply of Conforming Reagent (or an acceptable alternative) for the purpose of application thereof to Licensed Products (as defined in the Adjusted License Agreement). The parties acknowledge that production of Reagent by Supplier involves proprietary information of Supplier, which Supplier is not required to provide to Customer hereunder or under the Adjusted License Agreement **.

         a.       **.

         b.       **.

         c.       **.




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         5.       Disclaimer of Warranties; Indemnification. SUPPLIER HEREBY
DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE REAGENT (OR OTHER PRODUCTS OR SERVICES SOLD HEREUNDER), MERCHANTABILITY, NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE, INCLUDING WITHOUT LIMITATION WARRANTIES ARISING FROM COURSE OF DEALING AND USAGE OF TRADE. SUPPLIER SHALL NOT BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXTRAORDINARY OR PUNITIVE DAMAGES OF ANY DESCRIPTION, WHETHER FOR DAMAGE TO REPUTATION OR GOODWILL, LOST PROFITS, CLAIMS OF THIRD PARTIES OR OTHERWISE, RESULTING FROM ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, PRODUCT RECALL) WHETHER SUCH ASSERTED DAMAGE PURPORTS TO BE BASED ON WARRANTY OR GUARANTY, INDEMNITY OR OTHER CONTRACT, CONTRIBUTION, NEGLIGENCE, OTHER TORT OR OTHERWISE.

         a. Subject to the provisions of Paragraph 3 above, Customer acknowledges that it is purchasing the Reagent from Supplier strictly on an "AS IS" basis without any warranties or representations (expressed or implied) of any sort, type or kind whatsoever.

         b. Customer agrees to indemnify, defend and hold harmless Supplier (and its officers, directors, employees and agents) from and against any and all losses, costs, expenses (including all attorneys' fees), damages, liabilities, claims, suits, cause of action and judgments in any manner incurred, sustained or asserted against Supplier arising out of or in any way directly or indirectly related to the Reagent or its use. The indemnity set forth in the preceding sentence shall not apply with respect to any particular Reagent which at the time of shipment


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                  Supplier had current conscious awareness that Reagent was not
                  Conforming Reagent and with respect to which Supplier did not so notify Customer in writing.

         5A.      Storage of Critical Documentation. Supplier shall arrange for storage at a location at least ten (10) miles distant from its own manufacturing facilities, and approved by Customer, copies of all documentation, design documentation, and manufacturing documentation necessary to permit Supplier to manufacture Reagent at a separate facility in the event that its existing facilities and/or documentation are destroyed or rendered inoperable for any reason and shall update such documentation at least annually. Such documentation shall be generated and maintained in a medium and process acceptable to Customer.

         6.       Miscellaneous.

         a. This Reagent Supply Agreement is made in and shall be interpreted and enforced in accordance with the laws of the State of Illinois.

         b. This Reagent Supply Agreement may be executed in several counterparts and shall be effective when there are attached together execution pages containing the signatures of each of the parties hereto, each of which counterparts shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         c. This Reagent Supply Agreement and the documents executed contemporaneously herewith contain the full agreement of the parties respecting the subject matter and may not be modified, altered or changed in any way except by written agreement executed by both parties. There shall be no merger relating to this Reagent Supply Agreement, and it shall remain fully enforceable in accordance with its terms, not withstanding the occurrence of any other events.

         cc. This Reagent Supply Agreement may not be terminated except by joint written agreement of the parties.

         d. This Reagent Supply Agreement shall be binding upon and inure to the benefit of the respective successors, assigns and legal representatives of the parties hereto.

         e. If any amount owing Supplier herein is not paid when due, each unpaid amount shall bear interest after its due date (which in the case of Reagent is forty-five (45) days after delivery) at the rate of three percent (3%) above the so-called Reference Rate then applicable as quoted by U.S. Bank, National Association (or if lower, the maximum allowable pursuant to applicable usury laws) and, in any action to collect amounts owing, Supplier shall be entitled to recover all of its costs and expenses incurred, including attorneys' fees. Customer agrees to pay any amounts owing hereunder without asserting any defense, counterclaim, off-set or credit (excepting only the amounts of a claim which has been reduced to final judgment).



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         f.       If any one or more of the provisions or portions of this
                  Reagent Supply Agreement is determined to be illegal or unenforceable, the remainder of this Reagent Supply Agreement shall not be affected thereby and shall remain and continue to be valid and effective.

         g.       [Intentionally omitted.]

         h. Notices or communications by either party to the other shall be deemed given when either personally served or three days after deposited in the United States Mail, first class and certified mail, postage pre-paid, to each party at the following addresses:

                  If to Supplier:                     If to Customer:

                  SurModics, Inc.                     Cordis Corporation
                  9924 West 74th Street               14201 NW 60th Avenue
                  Eden Prairie, MN  55344             Miami Lakes, FL  33014
                  Attention:  President               Attention: President

                                                      With a Copy to:

                                                      Johnson & Johnson
                                                      Office of General Counsel
                                                      1 Johnson & Johnson Plaza
                                                      New Brunswick, NJ  08933

                                                      And With a Copy to:

                                                      Vice President, Operations
                                                      Cordis Corporation
                                                      14201 NW 60th Avenue
                                                      Miami Lakes, FL  33014


                  Either party may change the address to which such notices or communications will prospectively be sent, by notice given in the fashion determined above.

         i. The relationship between the parties is that of independent contractors, and neither party is authorized to act as an agent for the other party as to any matter.

         j. No waiver of either party's obligation to perform its duties under this Reagent Supply Agreement shall be valid unless in writing and signed by the waiving party.

         k. This Reagent Supply Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party drafting this Reagent Supply Agreement.



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         l.       The rights and remedies set forth herein are cumulative and shall be in addition to any and all other rights, powers and remedies available under law or in equity. The exercise of any right to remedy hereunder or under applicable law shall not in any way constitute a cure or prejudice either party and the exercise of any other rights available hereunder or under applicable law.

         m. Attached hereto as Attachment E are Approved Supplier Requirements which Customer desires Supplier to implement. Supplier acknowledges that if Supplier does not implement the Approved Supplier Requirements to a degree satisfactory to Customer, that Customer may choose to purchase less Reagent from Supplier than Customer might otherwise purchase.

         n. Neither Cordis or SurModics will originate any news release, promotional material or press statements concerning the existence of this Agreement or the terms herein without the prior written consent of the other party (excepting as required by law and in that case with adequate prior notice to the other party seeking consent and comments).

         IN WITNESS WHEREOF, the parties hereto have caused this Reagent Supply Agreement to be executed as of the date heretofore written.

SURMODICS, INC.                                CORDIS CORPORATION


By                                             By
  ------------------------------                 ------------------------------
 Its                                            Its
    ----------------------------                   ----------------------------


                             SCHEDULE OF ATTACHMENTS

A.       Description of Reagent
B.       Reagent Specifications
C.       Monthly Target Production
C-2.     Reagent Pricing
D.       **
E.       Approved Supplier Requirements




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                                  ATTACHMENT A


                             DESCRIPTION OF REAGENT



         Reagent shall mean the materials of the same type and nature provided by Supplier to Customer during the months of October and November, 2002, being the compounds referred to as CPO1 and CPO2, and sometimes together known as PEVA/PBMA.



































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                                  ATTACHMENT B


                             REAGENT SPECIFICATIONS



         Reagent Specifications shall mean the specifications pursuant to which Customer accepted Reagent provided by Supplier during the months of October and November, 2002, except as the parties may otherwise hereinafter agree by written document executed by authorized personnel of each of Supplier and Customer. Such Specifications in effect for the Reagent Supply during October and November, 2002 are described as follows:

         1.  **.

         2.  **.


























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                                  ATTACHMENT C



                                       **
                                TARGET PRODUCTION
                                  IN KILOGRAMS

                       ** TARGET PRODUCTION (IN KILOGRAMS)

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**.





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                                 ATTACHMENT C-2
                                 REAGENT PRICING




The purchase price of Conforming Reagent shall be as follows in respect of amounts of Conforming Reagent delivered during each such calendar years **:


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**.






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                                  ATTACHMENT D


**.








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                                  ATTACHMENT E


                         APPROVED SUPPLIER REQUIREMENTS

The following requirements must be achieved and maintained as part of the Supplier Quality approval process for SurModics to become and remain an Approved
Supplier for Reagents

QUALITY SYSTEM REQUIREMENTS

Assessment: Cordis will perform a Quality System Audit of SurModics' quality systems to determine that the requirements of this Exhibit have been satisfied.
Once the Cordis auditor has performed the audit with satisfactory results, he shall notify SurModics in writing that the supplier approval process is complete. Minor deficiencies or non-conformances identified during these audits that are not indicative of a lack of control will not preclude SurModics from supplier approval. However, such observations will be brought to the attention of SurModics and Cordis and SurModics will identify actions that shall be taken to correct these items and agree upon a time schedule in which these actions shall be implemented.

1. SurModics shall attain a general state of compliance with the FDA and international medical device and if applicable, pharmaceutical requirements.

2. SurModics shall have, or shall develop, quality systems which comply with current GMP QSR (CFR 820), ISO9000 and EN46001, as determined by Cordis and or FDA or EC Notified Body assessment. However, the development of appropriate quality systems shall occur in a timely fashion so as to permit commercialization of Reagents as soon as other factors permit.

3. Written requirements, including but not limited to specifications, drawings, test methods and procedures, shall be utilized by SurModics for all Reagents manufactured for Cordis. All requirements shall be mutually agreed upon by SurModics and Cordis.


4.       SurModics shall not make any changes to components, processes, systems
         (e.g. quality, measurement, testing) or suppliers used to produce, test and or release Reagents manufactured for Cordis without prior written approval from Cordis Quality Assurance management.

5.       SurModics shall establish and implement a system that ensures Device
         History Records (DHR) for each batch, lot, or unit are created to demonstrate that the Reagent is manufactured in accordance with the written processes, methods and procedures of SurModics' quality system, including material/reagent specifications.

         a. DHR's shall contain adequate information to provide traceability of all components and manufacturing aids (if any) used in the manufacture of a finished Reagent.



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         b.       DHR's shall contain adequate information to identify the
                  processing methods and personnel involved in the manufacture of a finished Reagent.

         c. DHR's shall contain adequate information to demonstrate that the manufactured Reagent was evaluated (tested and/or inspected) and found to meet the Reagent Specification.

6. SurModics shall establish written specifications for purchased materials and components and shall implement a system to ensure that the materials and components supplied meet these specifications.

7. SurModics shall obtain written agreements with suitable suppliers for all components, materials and services used in the manufacture of Reagents and that no changes in the goods or services supplied shall be made without adequate notification to SurModics.


8. SurModics shall have a system for assisting Cordis with handling customer complaints. In the event SurModics receives a complaint in the form of a written Claim or a corrective action request:

         a. All complaints involving Reagents supplied to Cordis will be initially reported to Cordis customer service. SurModics will be promptly informed if the complaint involves a product supplied by SurModics, and within seven (7) calendar days, provide a written preliminary investigation report to Cordis
                  Quality Assurance. This preliminary report will include an initial assessment of device reporting under MDR or Vigilance reporting requirements.

         b. SurModics shall cooperate fully and promptly in the investigation of complaints involving supplied Reagents. All complaints should be investigated and a written response provided to Cordis Quality Assurance within thirty (30) days of receipt. All correspondence with the complainant will be handled by Cordis, unless other arrangements are made by SurModics with Cordis on a case-by-case basis.

         c. Cordis will be responsible for filing any device report under MDR or Vigilance reporting requirements.


9. If either party reasonably believes a problem exists that affects the safety, efficacy or reliability of the Reagents, the problem and all known facts shall be brought to the attention of both company's Quality
         Assurance management as soon as possible, but within 48 hours of the identification of the problem. In the event that a field action is contemplated, Cordis and SurModics shall work together to determine whether a field action should take place; however, the final decision to implement a field action shall be made by the Cordis Quality
         Management. Cordis shall be responsible for implementing


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         any field action, including informing customers and defining the logistics of the field action. SurModics shall cooperate fully in the implementation of any field action.

10. SurModics shall establish a document retention procedure to ensure that all documents required to meet the quality requirements herein set forth. Such documents shall be retained for a minimum of five (5) years from the date of Reagent Manufacture.


                                             ** CONFIDENTIAL TREATMENT REQUESTED